KLT
                            Kyle L. Tingle CPA, LLC
                          PERSONAL FINANCIAL PLANNING
                        BUSINESS SERVICES & TAX PLANNING


December 8, 2005

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated November 1, 2005 accompanying the audited financial statements of Eco Depot, Inc. as of September 30, 2005, in the Registration Statement on Form SB-2, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,

/s/ Kyle L. Tingle, CPA, LLC
----------------------------


Kyle L. Tingle
Kyle L. Tingle, CPA, LLC









        P.O. BOX 50329 * HENDERSON, NEVADA 89016 * PHONE (702) 450-2200
             FAX (702) 436-4218 * E-MAIL: ktingle@kyletinglecpa.com